Exhibit 10.9

THIS THIRD AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

THIRD AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: Up to U.S. $400,000.00

Dated as of October 22, 2026

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, American Ventures Acquisition Corp. I, a Florida corporation (“Maker”), promises to pay to American Ventures Sponsor I LLC, a Florida limited liability company (“Payee”), or order, the principal sum of Four Hundred Thousand U.S. Dollars (U.S.$400,000.00) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. This Note amends, restates and supersedes in its entirety the Promissory Note, dated as of January 26, 2026, issued by Maker to Payee, as amended and restated by the Amended and Restated Promissory Note, dated as of April 13, 2026, and by the Second Amended and Restated Promissory Note, dated as of June 30, 2026 (as so amended and restated, the “Prior Note”). As of the date hereof, all principal outstanding under the Prior Note (being U.S.$107,000.00), together with accrued and unpaid interest thereon, is not repaid, satisfied or novated by this Note and shall continue under, and be governed by, this Note, and all such principal shall count toward the maximum amount of drawdowns outstanding under this Note. Payee hereby waives any default or Event of Default under the Prior Note, or under any prior version thereof, existing on or before the date hereof.

2. Principal. The entire unpaid principal balance of this Note shall be due and payable in full on the earlier of: (i) December 31, 2027, and (ii) the date on which Maker consummates an initial public offering of its securities (such earlier date of (i) and (ii), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). The principal balance may be prepaid at any time by Maker, at its election and without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

3. Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to Four Hundred Thousand U.S. Dollars (U.S.$400,000.00) in drawdowns under this Note to be used for costs and expenses related to Maker’s proposed initial public offering of its securities (the “IPO”) and for Maker’s working capital requirements prior to the IPO.”). The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from Maker to Payee (each, a “Drawdown Request”). Payee shall fund each Drawdown Request no later than three (3) business days after receipt ofa Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Four Hundred Thousand U.S. Dollars (U.S.$400,000.00). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Interest. Interest shall accrue on the unpaid principal balance of this Note at the rate of 4.00% per annum, computed on the basis of a 365-day year and the actual number of days elapsed, from and including the date of each advance (or, for advances made before April 13, 2026, from and including April 13, 2026) to but excluding the date of payment. Accrued interest shall be payable on the Maturity Date, together with the unpaid principal balance of this Note.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to accrued and unpaid interest on this Note, and then to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal amount, or accrued interest, due pursuant to this Note on the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be immediately due and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail (including .pdf), to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic mail, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail. Until a party designates another address by notice given in accordance with this Section 9, notices to Maker shall be sent to 110 Front Street, Suite 300, Jupiter, Florida 33477, Attention: Chief Executive Officer, and notices to Payee shall be sent to 3835 PGA Boulevard, Suite 103, Palm Beach Gardens, Florida 33410, Attention: Manager.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF FLORIDA.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of or from the Trust Account, and agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. As used herein, “Trust Account” means the trust account to be established by Maker in connection with the IPO, into which the proceeds of the IPO (including the underwriting discounts and commissions) and the proceeds of the private placement of shares of Maker’s Class A common stock to be consummated in connection with the IPO will be deposited, as described in greater detail in Maker’s registration statement on Form S-1 (File No. 333-296656), initially filed with the Securities and Exchange Commission on June 10, 2026, as amended from time to time.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16. Successors. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other person will have any right or obligation hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

MAKER:

AMERICAN VENTURES ACQUISITION CORP. I

By:	/s/ Christopher Devall
Name:	Christopher Devall
Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED TO BY PAYEE:

AMERICAN VENTURES SPONSOR I LLC

By:	/s/ Eric Newman
Name:	Eric Newman
Title:	Manager

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